UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 14, 2022
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The Vita Coco Company, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-40950	11-3713156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
250 Park Avenue South
Seventh Floor
New York, New York 10003
(Address of principal executive offices) (Zip Code)
(Registrant’s telephone number, include area code) (212) 206-0763
N/A
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.01 par value per share	COCO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

The Amendment to the Current Report on Form 8-K (this “Amendment”), which amends the Current Report on Form 8-K of The Vita Coco Company, Inc. originally filed with the Securities and Exchange Commission on April 18, 2022 (the “Original Report”), is being filed solely to add Inline eXtensible Business Reporting Language (“XBRL”) tagging to the cover page. This Amendment includes the Original Report in its entirety. No other changes have been made to the Original Report.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2022, Axelle Henry notified The Vita Coco Company, Inc. (the “Company”) of her intent to resign as a Class I Director of the Company's Board of Directors ("Board") and its Audit Committee following the 2022 Annual Meeting of Stockholders in June 2022 (the “2022 Annual Meeting”), and that she therefore will not stand for reelection to the Board at the 2022 Annual Meeting. Ms. Henry’s decision to resign was not the result of any disagreement with the policies, procedures or practices of the Company. Ms. Henry was initially appointed to the Board as a designee of Verlinvest Beverages SA, pursuant to the Investor Rights Agreement dated as of October 20, 2021, between the Company, Verlinvest, Michael Kirban and Ira Liran.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE VITA COCO COMPANY, INC.

Date: May 6, 2022	By:	/s/ Yolanda Goettsch
Name: Yolanda Goettsch
Title: General Counsel